Goldman Sachs Conference
May 21, 2003

William M.Landuyt

Chairman and Chief Executive Officer
Millennim Chemicals

Millennium Chemicals

Connect to a world of solutions

GOLDMAN SACHS 11TH ANNUAL CYCLICALS AND SPECIALTY MATERIALS FORUM

WILLIAM M. LANDUYT
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

May 21, 2003

Slide 1 - Logo

Thanks for that intro, and thank all of you for joining us.

In the time reserved for formal remarks, I'm going to try and cover:

  Our major businesses and the important industry dynamics around them; and

  Millennium’s overall strategic direction as we continue to push the concept of running our wholly owned businesses under an operational excellence model in what remain challenging times for the business of chemistry.

Slide 2 - Disclaimer

But before we start, our lawyers asked me to preface with our safe harbor legal statement: The statements made in this presentation relating to matters that are not historical facts are forward looking statements.

Our forward-looking statements are present expectations, and actual events and results may differ materially due to the impact of factors such as industry cyclicality, general economic conditions, production capacity, competitive products and prices and other risks and uncertainties detailed in the Company’s SEC filings. Please note we disclaim any obligation to update our forward-looking statements.

MILLENNIUM CHEMICALS
Strategic Priorities

Millennium Chemicals

- Optimize long-term cash flow from our businesses via disciplined and targeted growth, cost reduction and improved asset utilization
- Reduce debt and regain investment grade status

Connect to a world of solutions
3

Slide 3 – Strategic Priorities

I’ll begin by reminding you what our top priority is: Optimize long-term cash flow from our businesses and our investment in Equistar, so as to reduce leverage and return to investment grade credit status.

Our activities over the past 18 months or so have been directed to the achievement of disciplined and targeted growth, cost reduction and improved asset utilization.

MILLENNIUM CHEMICALS

Millennium Chemicals

Including Equistar

TiO2
36%
Equistar
51%
Acetyls
10%
3%
F&F

$3.2 bn revenue

Wholly Owned

TiO2
73%
Acetyls
21%
6%
F&F

$1.6 bn revenue

Connect to a world of solutions

4

Slide 4 – Revenue

Just as background, Millennium Chemicals is a $3.2 billion business when our 29.5 percent ownership of Equistar is included along with our wholly owned businesses. The three wholly owned businesses comprise approximately half of our company’s pro forma revenue.

BROAD PRODUCT PORTFOLIO

Millennium Chemicals

TiO_2 Products

Acetyl Products

Fragrance & Flavor Chemical Products

Millennium produces a broad range of products for a wide variety of end uses

Connect to a world of solutions

Slide 5 – Product Portfolio

We are the world’s second-largest producer of titanium dioxide, or TiO2 based on reported production capacities, behind DuPont. TiO2 is a white pigment used to impart whiteness, brightness and opacity in a wide range of products, including coatings and paints, plastics, paper and rubber.

Specialty non-pigmentary grades of TiO2 are produced and sold by us for their physicochemical characteristics. For example, ultra-fine TiO2 is used to remove nitrous oxide from power plants and sulfur from diesel engine exhaust.

Millennium is also the 3rd largest producer of acetyls in the world and the 2nd largest in North America. This segment generated $60 million of cash earnings or EBITDA for the LTM ending 3/31/01. Its principal products are vinyl acetate monomer and acetic acid used in a variety of adhesive, paint, coatings, and polymer products.

Our Flavors and Fragrances business converts crude sulfate turpentine and other raw materials into a broad array of products for the food and perfume industries to affect taste and smell.

FINANCIAL PERFORMANCE

Millennium Chemicals

$mn

Revenue

1,589
1,793
1,590
1,554
1999
2000
2001
2002

Operating Income*

159
217
75
93
1999
2000
2001
2002

* Excluding unusual items

Connect to a world of solutions

6

Slide 6 - Financial Performance

A whole lot of people who have worked in or observed the business of chemistry for a lot longer than me have described the last two years as, “The worst for the chemical industry in over two decades.” Our results reflect these difficult times.

But I’d like to describe how the women and men of Millennium have responded to those conditions as well as give you some feel for why we believe 2003 is shaping up as a better year for our Company.

MILLENNIUM CHEMICALS
SD&A Costs

$mn

- Reduced 37% since reorganization
- Reduced headcount, contractors and consultants
- Reduced travel and discretionary spending

200
146
126
2000
2001
2002

Connect to a world of solutions
7

Slide 7 – S D&A Costs

We’ve reduced our overheads by about $74 million from where we were in 2000. Increased pension expense and health care costs will present a challenge for this year, but our focus on efficiency is now a permanent part of our culture.

MANUFACTURING
Staffing

- Total manufacturing staffing reduced by 20% from 1999
- Reduced supervisory levels

4,480
4,280
3,542
3,585
1999
2000
2001
2002

Connect to a world of solutions

8

Slide 8 – Staffing

Manufacturing staffing, including full-time contractors has been reduced by 20% over the last three years and yet I’m proud to report that we set new records this year for quality and reliability. TiO2 production was the second highest in our history.

Productivity has been improved by reducing the number of organization levels and by implementing self-directed teams at our manufacturing sites.

CAPITAL EXPENDITURES

$mn

109
110
97
71
60 - 70
1999
2000
2001
2002
2003E

Connect to a world of solutions

9

Slide 9 – Capital

We have worked very hard in controlling capital expenditures without compromising safety and environmental issues and finished at a spending level of $71 million in 2002, quite a bit lower than our trailing three-year average at the beginning of 2002, which was more than $100 million. In 2003 we will continue to be very selective approving projects and expect spending to be in the range of $60-70 million this year.

Let's turn now back to our business segments, starting with Titanium Dioxide.

TITANIUM DIOXIDE
2002 Market Mix

Industry

Plastics
24%
Other
5%
Paper
11%
Coatings
60%

4.0 million MT

Millennium

Plastics
23%
Other
3%
Paper
12%
Coatings
62%

.62 million MT

Connect to a world of solutions

10

Slide 10 – 2002 Market Mix

Looking at our customer base, Millennium’s market mix is similar to the industry as a whole. Our mix changed over the last two years as we de-emphasized the North American fine paper market in favor of more profitable coatings and plastics business.

2002 INDUSTRY YEAR END
Capacity & Estimated Market Share

Millennium Chemicals

	Capacity m/ton	Market Share (%)
DuPont	1,030	25
Millennium	690	16
Kerr-McGee	605	13
Huntsman (Tioxide)	590	13
Kronos	450	11
Total Top Five	3,365	78
ISK	206	4
Kemira	120	3
Others	864	14
Total	4,555	100

Connect to a world of solutions

11

Slide 11 – TiO2 Capacity & Market Share

As I mentioned, we’re a solid number two globally. Our industry is certainly competitive, as we’ll see in a minute, but supply is concentrated with almost 80% of capacity in the hands of five global suppliers. Supply is not likely to increase much beyond minor debottleneckings which we estimate will increase capacity by less than one percent per year over the next planning period. This is driven by the very low profitability in the business and the need to improve margins before any significant new capacity capital can be justified.

Most capital will be directed to improving results from existing facilities for such things as better reliability, improving yields, and meeting higher environmental requirements.

TITANIUM DIOXIDE
Capacity/Demand Balance

Millennium Chemicals

6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
100%
95%
90%
85%
80%
75%
70%
65%
60%
Outlook
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
Effective Capacity
Demand
Operating Rate

Connect to a world of solutions

12

Slide 12 – Demand and Supply – TiO2

With that as a background, forecasts show a rise to nominal operating rates of 94% by 2007 from about 90% in 2001. We forecast demand growth for bulk TiO2 to average 1.8% annually through 2005, with supply growing at about one-half of 1% annually on average over that period.

Operating rates where we are today have proven to be consistent with pricing power for producers, especially coming off of historically low price points similar to those we saw in the first quarter of 2002. Longer term we like the trend shown here, and since the lead time on significant new capacity is a minimum of three years, we’re fairly confident in the supply side of the graph.

TITANIUM DIOXIDE
Average Global Operating Rate

100
95
90
85
80
75
% of capacity
1Q01
2Q01
3Q01
4Q01
1Q02
2Q02
3Q02
4Q02
1Q03

Connect to a world of solutions

13

Slide 13 – Global Operating Rate

In fact, TiO2 operating rates have been improving both industry-wide and for Millennium specifically, although we had some unscheduled maintenance downtime which affected our first quarter.

As we discussed earlier, with demand increases expected to outstrip very limited capacity additions for the industry as a whole, again, we enter 2003 very favorably positioned, especially when compared to a year ago.

TITANIUM DIOXIDE
Global Price Trend

Millennium Chemicals

Price in US$

Price index
120
110
100
90
80
1Q95
3Q95
1Q96
3Q96
1Q97
3Q97
1Q98
3Q98
1Q99
3Q99
1Q00
3Q00
1Q01
3Q01
1Q02
3Q02
1Q03

Connect to a world of solutions

14

Slide 14 – TiO2 Global Price Trend

This slide puts TiO2 pricing into historical perspective. You can see here that TiO2 cycles about 10% around normalized nominal pricing levels. While we went into a steeper drop than that through the first quarter of 2002, there has been pretty steady progress back to historical averages since then, with further price increases on the table

TITANIUM DIOXIDE
Outlook

Millennium Chemicals

2Q03 earnings expected to improve over 1Q03

- Sales volume up seasonally
- Price increases gradually realized
- Operating rates in low 90's

Connect to a world of solutions
15

Slide 15 – TiO2 Outlook

Earnings are expected to improve in the second quarter of 2003 over the first quarter as sales volume should increase seasonally due to the North American and European coatings season and global TiO2 price increases should continue to be gradually realized. Operating rates should remain in the low 90s.

VINYL ACETATE MONOMER
Worldwide Supply/Demand

5.0
4.5
4.0
3.5
3.0
mn metric tons
100%
90%
80%
70%
60%
global operating rate
1998
1999
2000
2001
2002
2003
2004
2005
Effective capacity
Demand
Operating rate

Sources: Tecnon; ICIS-LOR; NPRA

Connect to a world of solutions

16

Slide 16 – VAM Supply and Demand

Our second-largest wholly owned business is acetyls. We produce about 225 million gallons of methanol with our 15% partner, Linde, in La Porte Texas. We use a little over one-third of that to produce acetic acid and merchant the rest. Of our 545,000 metric tons of acid, we use about two-thirds of that internally and under a toll arrangement with DuPont to make about 385,000 metric tons of Vinyl Acetate Monomer.

As you can see on this slide, after absorbing significant capacity additions in 2001 and 2002 and the drop in demand that came with the manufacturing sector’s recession, operating rates have been rising and should support price initiatives on the back of rising natural gas raw material costs.

As a reference point, we made about $69 million of EBITDA in 2000, the last time operating rates were at roughly today’s levels.

ACETYLS
First Quarter Highlights

Millennium Chemicals

- Operating income $7 million
- VAM and acetic acid (aggregate)

	1Q03 vs 1Q02	1Q03 vs 4Q02
- Volume	17%	(7)%
- Price	34%	10%

Connect to a world of solutions

17

Slide 17 – Acetyls Highlights

The Acetyls segment reported first quarter operating income of $7 million compared to a loss of $(7) million in the first quarter of 2002 and income of $9 million in the fourth quarter of 2002.

Natural gas and ethylene prices increased significantly in the first quarter of 2003 due to unseasonably cold weather in certain regions of the US and events in the Middle East.

The higher costs helped to support the previously announced price increases for acetyls products, but the price increases have not been sufficient to fully offset rising natural gas prices; accordingly, the profitability of the Acetyls business segment was adversely affected in the first quarter of 2003.

The average US dollar aggregate price for VAM and acetic acid in the first quarter of 2003 increased 34 percent compared to the first quarter of 2002 and 10 percent from the fourth quarter of 2002. Margins for the same periods of time have not similarly increased due to rising natural gas feedstock prices. Aggregate volumes for VAM and acetic acid in the first quarter of 2003 increased 17 percent from the first quarter of 2002 and decreased 7 percent from the fourth quarter of 2002.

ACETYLS
Price Increases Announced - 2003

Millennium Chemicals

Effective Starting	1/1/03	2/14/03	3/15/03
VAM			
North America (per lb)	$0.015	$0.03	$0.08
Europe (Euro/mt)	35	65	160
Asia (per mt)	$35	$70	$175
South America (per mt)	$75	$75	$175
Acetic Acid			
North America (per lb)	$0.015	$0.015	$0.06
Europe (Euro/mt)	40	30	125
Asia (per mt)	$40	$65	$135

Connect to a world of solutions
18

Slide 18 – Acetyls Price Increases Announced

This chart shows the acetyls price increases announced in 2003. A majority of these increases have been implemented.

ACETYLS
Outlook

Millennium Chemicals

2Q03 results are expected to be lower than 1Q03

- Price increases for 2003 being implemented, partially offset by feedstock costs
- Extended acetic acid plant shutdown

Connect to a world of solutions
19

Slide 19 – Acetyls Outlook

Acetyls profitability in the second quarter of 2003 is expected to be substantially lower than in the first quarter as anticipated lower natural gas feedstock costs are offset by the adverse effects of an extended acetic acid plant shutdown. That plant is now back up and running well.

SPECIALTY CHEMICALS
First Quarter Highlights

Millennium Chemicals

- Operating income $2 million
- Sales volume up 7% from 1Q02 and up 13% from 4Q02
- Average selling price down less than 1% from 1Q03 and up 8% from 4Q02

Connect to a world of solutions
20

Slide 20 – Specialty Highlights

The Specialty Chemicals segment reported first quarter operating income of $2 million compared to $4 million in the first quarter of 2002 and a loss of $(2) million in the fourth quarter of 2002. Sales volume increased 7 percent from the first quarter of 2002 and was up 13 percent from the fourth quarter of 2002. Average selling prices decreased less than 1 percent compared to the first quarter of 2002 and increased 8 percent from the fourth quarter of 2002.

SPECIALTY CHEMICALS
Outlook

Millennium Chemicals

2Q03 operating results are expected to be comparable to 1Q03

- New product sales growth continues
- CST costs expected to slightly increase in 2Q03

Connect to a world of solutions
21

Slide 21 – Specialty Outlook

Earnings in the second quarter of 2003 are expected to be comparable to the first quarter of 2003. New product sales growth continues. CST raw material costs are expected to slightly increase in the second quarter.

EQUISTAR
First Quarter Highlights

- Post-interest equity loss of ($41) million, excluding loss on sale of assets
- Feedstock prices rose dramatically squeezing margins

Connect to a world of solutions
22

Slide 22 – Equistar Highlights

Millennium’s 29.5 percent stake in Equistar generated a first quarter post-interest equity loss of $(41) million, excluding a loss on the sale of assets, compared to $(39) million of equity loss in the first quarter of last year and a $(35) million equity loss in the fourth quarter of 2002.

Rapidly escalating natural gas and crude oil prices in the first quarter of 2003 caused the cost of ethylene to increase dramatically from the fourth quarter of 2002. CMAI estimates that in the first quarter of 2003 the cost of ethylene production increased more than 5 cents per pound from the fourth quarter of 2002. While Equistar’s product sales price increases in ethylene, polyethylene and ethylene glycol more than equaled the higher ethylene costs, the timing of the price increases was such that the average product margin in the first quarter of 2003 was lower than the average fourth-quarter 2002 product margin.

EQUISTAR
Outlook

Millennium Chemicals

2003 earnings expected to improve from 1Q03

- Feedstock prices lower
- Average ethylene and polymer prices expected to be higher

Connect to a world of solutions

23

Slide 23 – Equistar Outlook

While raw material and energy costs peaked in late February and early March, they have since moderated. This, together with increased prices in Equistar’s ethylene chain and co-products, has improved ethylene chain economics, particularly for production from crude oil-based raw materials. However, the combination of increased product prices and global economic and political uncertainty is negatively impacting Equistar sales volumes early in the second quarter.

INDEPENDENT REVIEW

Millennium Chemicals

Major Findings

- TiO_2 and acetyls are attractive businesses
- Cost reduction and improved efficiency efforts must continue
- Equistar provides future cash generation upside
- Dividend important over the cycle

Connect to a world of solutions

24

Slide 24 – Independent Review Conducted

I will close out my formal remarks by commenting on some of the preliminary conclusions that we have come to as a result of a third-party independent review of our business plan, strategic options and competitive position.

First, our larger majority-owned businesses, specifically TiO2 and acetyls, are structurally attractive and offer an opportunity for above-average returns over the next several years.

Second, the recent progress we have made in improving our cost structure and enhancing our customer offerings must continue in order for us to realize further improvement in global manufacturing productivity, business process efficiency, our organization and our cost structure.

Accordingly, for now our resources will continue to be focused primarily on efforts to increase efficiency and improve profitability.

Third, our interest in Equistar and the resultant tie to the ethylene/polyethylene cycle provides considerable cash generation and debt reduction upside. Our long-term debt maturity schedule, with no substantial maturities before 2006, dovetails nicely with industry projections surrounding the next peak.

At the same time, we will continue to review our strategic options surrounding our Equistar stake.

Fourth, our dividend provides an attractive reason for investors to support Millennium during the bottom of the chemical industry cycle while we improve the cost position of our company and industry conditions hopefully improve. Our incentive plans include direct links to our continued ability to maintain our current dividend policy.

Given the points I’ve made above, and again with outside help, we are currently undertaking a fresh and independent review of our organizational structure to ensure alignment around these priorities.

STRATEGIC PRIORITIES

Millennium Chemicals

- Optimize long-term cash flow from our businesses via disciplined and targeted growth, cost reduction and improved asset utilization
- Reduce debt and regain investment grade status

Connect to a world of solutions
25

Slide 25 – Strategy

I’ll end by reminding you what our top priority is: Optimize long-term cash flow from our businesses and our investment in Equistar, so as to reduce debt and increase our financial flexibility.

Millennium
Chemicals

Connect to a world of solutions

Slide 26 – Logo

Thanks for your time and attention and in the time left I will be happy to take a few questions.